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                                                                   EXHIBIT 10.12

                           SHARE REPURCHASE AGREEMENT

         This Share Repurchase Agreement ("Agreement") is made and entered into this 10th day of July, 2001, by and among J. PATRICK HYLAND, JR. ("Packy") and GRETCHEN A. HYLAND, husband and wife, as joint tenants with right of survivorship (collectively "Seller"), the record and beneficial owners of the one million one hundred seventy-six thousand four hundred seventy-one (1,176,471) Common Shares, without par value (the "Shares"), of Hyland Software, Inc. that are the subject matter of this Agreement and HYLAND SOFTWARE, INC., an Ohio corporation (the "Company").

                                    RECITAL:

         (A) Seller desires to sell to the Company, and the Company desires to repurchase and redeem from Seller, the Shares under and pursuant to the terms of this Agreement.

         (B) Packy is willing to agree to certain restrictions on his business activities for the benefit of the Company.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       Representations and Warranties.

         (a) Seller represents and warrants to the Company that because they are and have been shareholders of the Company, and because of their review of various documents delivered to them by the Company from time to time, Seller has had access to all material and relevant information concerning the Company, its business and financial condition and its prospects, including but not limited to any and all information that Seller has requested from the Company, thereby enabling Seller to make informed investment decisions with respect to the sale of the Shares.

         (b) Seller represents and warrants to the Company that Seller is the record and beneficial owner of the Shares, free and clear of any restrictions and adverse claims of any nature whatsoever (except restrictions under applicable federal and state securities laws and restrictions under the Shareholders' Agreement among the Company and certain shareholders of the Company, dated January 31, 2001 (the "Shareholders' Agreement")) and will sell and transfer good and marketable title to the Shares to the Company free and clear of any restrictions and adverse claims of any nature whatsoever (except as described above).

         (c) The Company represents and warrants to Seller that the Company is solvent within the meaning of the Ohio General Corporation Act (the "Ohio Act") and will not be rendered insolvent by its performance of this Agreement and consummation of the transactions contemplated hereby; and that the Company has sufficient surplus, within the meaning of the Ohlo Act, so as to permit the Company to perform this Agreement and
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consummate the transactions contemplated hereby, including but not limited to the payment in full of the Repurchase Note (as hereinafter defined).

         (d) The parties acknowledge and agree that all of the foregoing representations and warranties shall survive the execution and delivery of this Agreement, the closing of the transactions contemplated hereby and the sale, repurchase and transfer of the Shares, notwithstanding any investigation that may have been or may be conducted by any party with respect to any of such matters at any time.

         2. Sale and Purchase. Seller agrees to sell the Shares to the Company, and the Company agrees to repurchase the Shares from Seller, for a repurchase price of $4.25 per Share (the "Repurchase Price"). Seller shall surrender to the Company the certificate evidencing the Shares (the "Shares Certificate"), together with a duly endorsed blank stock power for the Shares, in fulfillment of Sellers' obligation to tender the Shares to the Company. The Company shall deliver to Seller, in payment of the Repurchase Price:

         (a) a check payable to the order of Seller in the amount of $2 million; and

         (b) a non-negotiable promissory note in principal amount equal to the balance of the Repurchase Price ($3,000,001.75) and otherwise in the form of the note attached hereto as Exhibit A (the "Repurchase Note").

All of the foregoing transfers and deliveries shall constitute the closing of the transactions contemplated by this Agreement and shall occur simultaneously with the execution and delivery of this Agreement by the parties.

         3.       Restrictive Covenants Of Packy.

         (a) Covenant Not to Compete and Non-Solicitation. Packy recognizes that the Company's decision to enter into this Agreement has been induced in part because of the covenants and assurances made by Packy in this Section 3, that Packy's covenant not to compete is necessary to ensure the continuation of the business of the Company and the reputation of the Company, and that irreparable harm and damage will be done to the Company if Packy competes with the Company. Therefore, Packy agrees that for a period ending on the later of
(1) the date that is sixty (60) months from the date of this Agreement or (2) the last day that Packy holds a position as a director, officer or employee of the Company, Packy shall not, directly or indirectly, as an employee, employer, contractor, consultant, agent, principal, shareholder, corporate officer, director or in any other individual or representative capacity: (A) engage or participate in any business anywhere in the world that develops, produces, markets, sells or distributes enterprise software or any other computer software combining document imaging, document management, enterprise report management and work flow technologies, or provides services of a nature provided by the Company with respect to any of the foregoing products; (b) solicit for employment any person who is or was an employee of the Company at any time during the twenty-four (24) month period immediately prior to the date of this Agreement; or (c)

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interfere with any of the contractual relationships of the Company.
Notwithstanding anything to the contrary in this Section 3(a), Seller is not prohibited from owning any equity interest whatsoever that is less than one percent (1%) of the equity of any publicly-traded entity. Packy acknowledges and agrees that the enforcement of this restriction by the Company will not create an undue hardship upon Packy and he will be capable of still earning a livelihood for himself and his family.

         (b) Nondisclosure. Packy covenants and agrees that he will not at any time reveal to any individual, person, company, business organization or entity any of the trade secrets or confidential information concerning the organization, business, finances, operations or business associates of the Company (including but not limited to trade secrets or confidential information respecting inventions, products, services, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, supplier lists, projects, plans and proposals) (collectively, "Confidential Information"), and Packy will keep secret all Confidential Information entrusted to him by the Company or its representatives and will not use or attempt to use any such Confidential Information in any manner that may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to the Company.

         The foregoing limitations on disclosure and use of Confidential Information will not apply to any Confidential Information that is (1) known or available to the general public, provided it has become known or available to the general public other than through a breach of this Agreement, (2) received by Packy after the date of this Agreement from third parties having a bona fide right to disclose the same to Packy and under no legal, contractual or other duty of confidentiality to the Company, (3) required to be disclosed by Packy as a matter of law, (4) disclosed by Packy to his tax advisors or used by Packy in the planning and preparation or otherwise in connection with his personal tax matters, and solely for that purpose, or (5) disclosed or used by Packy in furtherance of any claim by Packy against the Company under this Agreement or the Repurchase Note.

         (c) Irreparable Harm. Packy acknowledges that (1) Packy's compliance with this Section 3 is necessary to preserve and protect the proprietary rights, Confidential Information and goodwill of the Company as a going concern; (2) any failure by Packy to comply with the provisions of this
Section 3 will cause economic harm and loss of goodwill to the Company resulting in immediate and irreparable and continuing injury to the Company for which there will be no adequate remedy at law; (3) In the event that Packy should fail to comply with the provisions of this Section 3, the Company shall be entitled, in addition to such other relief as may be proper, to seek all types of equitable relief (including, but not limited to, specific performance or the issuance of any injunction or temporary restraining order) as may be necessary to cause Packy to comply with this Section 3, to restore to the Company its property, and to compensate the Company for such damages as it may have actually suffered. The Company shall not be required to post any bond in connection with the obtaining of Injunctive or any other equitable relief, and Packy hereby waives his rights to any such requirement.

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         In the event Packy should breach the provisions of Section 3(a), and so long as the Company is not in default of any of its obligations under the Repurchase Note, the Company also shall be entitled to set-off the amount of any money damages that the Company suffers as a result of such breach against any payments due from the Company to Seller under the Repurchase Note. Any such set-off shall be effected in accordance with the following procedure. If the Company seeks to exercise the right of set-off hereunder, the Company shall provide written notice thereof to Seller. Thereafter, unless and until the earliest of: (1) the date a court of competent jurisdiction issues a preliminary or permanent injunction or other comparable equitable relief restraining Packy from violating such Section 3(a), (2) the date Seller notifies the Company in writing that Seller will not contest such set-off, or (3) the amount of such set-off is finally determined based upon a final, non-appealable judicial determination or mutual agreement of Seller and the Company as to the amount of money damages attributable to such breach, then at the time(s) the amount(s) to be set-off are otherwise required to be paid to Seller under the Repurchase Note the Company shall deposit such payments into an interest bearing escrow account at a banking institution reasonably selected by the Company, to be held by such escrow agent pending the resolution of such dispute. Seller and the Company agree to provide prompt written notice to the escrow agent of any final resolution (in the manner described above) of such dispute. The escrow agent shall be entitled to rely conclusively upon such joint written notice provided by the parties, or upon any written court order to such effect. The escrow agent will disburse any amounts held in such escrow account, including interest, in furtherance of such final resolution immediately upon the escrow agent's receipt of such joint written notice. All escrow fees and other reasonable charges of the escrow agent shall be borne and paid by the parties in the inverse proportions that the amounts held in such escrow account are finally distributed to the parties.

         (d) Suspension of Passage of Time During Period of Violation. It is specifically agreed that the period during which the agreements and covenants of Packy made in this Section 3 shall be effective shall be computed by excluding from such computation any time during which Packy is in violation of the agreement or covenant in question.

         (e) Survival. The provisions of this Section 3 shall survive the Closing.

         (f) Ancillary Agreement. The covenants set forth in Section 3(a) and (b) shall be construed as an agreement ancillary to the other provisions of this Agreement, and the existence of any claim or cause of action of Seller against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of Section 3(a) and
(b).

         4. Further Assurances. Each party agrees to execute and deliver such additional documents, and take such other actions, as the other party may reasonably request and as may be necessary to effectuate the sale and purchase of the Shares.

         5. Governing Law. This Agreement and the interpretation thereof are governed by the laws of the State of Ohio, without regard to the conflict of laws provisions thereof.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SELLER:                                         COMPANY:
                                                Hyland Software, Inc.
/s/ J. Patrick Hyland,
-------------------------
J. Patrick Hyland, Jr.                          By: /s/ Chris Hyland
                                                    ----------------------
                                                Its: CFO
/s/ Gretchen A. Hyland
----------------------
Gretchen A. Hyland

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